                               EXHIBIT 3-3

                        CERTIFICATE OF AMENDMENT
                                 OF THE
                     CERTIFICATE OF INCORPORATION OF
                           FRONTIER CORPORATION

               Under Section 805 of the Business Corporation Law


     The undersigned, being a corporate vice president and the corporate secretary of Frontier Corporation, do hereby certify and set forth:
     (1) The name of the corporation is Frontier Corporation. The name under which the corporation was formed is Rochester Telephone Corporation.
     (2) The Certificate of Incorporation was filed at the Department of State of the State of New York on the 25th day of February, 1920. A Restated Certificate of Incorporation was filed in the Department of State on April 2, 1968.
     (3) The Restated Certificate of Incorporation of the Corporation, as amended heretofore, is further amended to effect the following amendments authorized by the Business Corporation
Law:
          (a) To reorganize the Corporation from a telephone corporation under the Transportation Corporations Law to a business corporation under the Business Corporation Law, and, in that connection, to (i) broaden the purposes clause with a provision specifying as the purposes of the Corporation those purposes permitted to any business corporation under the Business Corporation Law and (ii) delete the existing description of the territory in which the Corporation operates as a telephone corporation in the Rochester, New York area;

          (b) To increase the number of authorized shares of common stock;

          (c)  To authorize a new class of preferred stock;

          (d) To permit the Corporation to redeem shares of its common stock to the extent necessary, in the judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the stock of the Corporation possessing prescribed qualifications; and

     (4) To effect the change described in subparagraph 3(a)(ii) above, Article SECOND of the Certificate of Incorporation as amended, is hereby deleted.
     (5) To effect the change described in subparagraph 3(a)(i) above, Articles SEVENTH and EIGHTH are deleted in their entirety and a new Article SECOND is hereby added to read as follows:
          SECOND: The purposes for which the Corporation is formed are: To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, except that the Corporation is not organized to engage in any act or activity requiring the consent or approval of any official, department, board, agency or other body of the State of New York without first obtaining such consent or approval.

     (6) The following articles of the Certificate of Incorporation are renumbered as follows:
          Article TENTH is renumbered ELEVENTH
          Article NINTH is renumbered TENTH
          Article SIXTH is renumbered NINTH
          Article FIFTH is renumbered EIGHTH
     (7) To effect the changes described in subparagraphs 3(b) and (c), Articles THIRD and FOURTH of the Certificate of Incorporation, as amended, are hereby deleted and new Articles THIRD, FOURTH, FIFTH, SIXTH and SEVENTH are hereby added to read in their entirety as follows:
          THIRD:    The total number of shares which the
Corporation shall have authority to issue is (i) Three Hundred Million (300,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share, (ii) Four Million (4,000,000) shares of Class A Preferred Stock of the par value of One Hundred Dollars ($100.00) per share and (iii) Eight Hundred Fifty Thousand (850,000) shares of Cumulative Preferred Stock of the par value of One Hundred Dollars ($100.00) per share (the Class A Preferred Stock and the Cumulative Preferred Stock referred to collectively herein as the "Preferred Stock").

     Subject to any exclusive voting rights which may vest in holders of Preferred Stock under the provision of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareowners have the right to vote.

     No holders of shares of the Corporation of any class or series, now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any part of any issue, sale or offering of any shares of the Corporation of any class or series, now or hereafter authorized, or of any options, warrants or rights to subscribe for or purchase any such shares, or of any securities convertible into, or carrying options, warrants or rights to subscribe for or purchase, any such shares, regardless of whether such issue, sale or offering is for cash, property, services or otherwise.

     FOURTH:   Subject to the limitations and in the manner
provided by law and subject to the terms of this Certificate, shares of Class A Preferred Stock may be issued from time to time in series and the Board of Directors is hereby authorized to establish and designate series, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law and subject to the terms of this Certificate, the authority of the Board of Directors with respect to each series shall include but shall not be limited to the authority to determine the following:

     (i)   the designation of such series;

     (ii) the number of shares initially constituting such series;

     (iii) the increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

     (iv) the rate or rates and the times at which dividends on the shares of such series shall be paid and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full, the shares of all series of Class A Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full; and provided, further, that dividends or other distributions shall not be declared or paid on any shares of Class A Preferred Stock unless the current quarterly dividend upon all the Cumulative Preferred Stock then outstanding, together with all accumulations thereon, shall have been paid or declared and set apart for payment in accordance with the requirements of subdivision (B) of Article FIFTH;
     (v) whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates; provided, that, unless the current quarterly dividend upon all the Cumulative Preferred Stock then outstanding, together with all accumulations thereon, shall have been paid or declared and set apart for payment in accordance with the requirements of subdivision (B) of Article FIFTH, the Corporation or any of its subsidiaries shall not redeem, purchase or otherwise acquire shares of Class A Preferred Stock (except by conversion into or exchange for, or out of the net cash proceeds from the concurrent sale of, stock of the Company ranking junior to the Cumulative Preferred Stock as to dividends);

     (vi) the amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that (1) before any assets of the Corporation shall be distributed among or paid over to the holders of Class A Preferred Stock, each holder of Cumulative Preferred Stock then outstanding shall be entitled to be paid the amount described in subdivision (C) of Article FIFTH, and (2) the holders of shares of Class A Preferred Stock shall be entitled to be paid, or to have set apart for payment, not less than $100.00 per share before the holders of shares of Common Stock or the holders of any other class of stock ranking junior to the Class A Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; provided, further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Class A Preferred Stock shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this clause (vi), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of its assets;

     (vii) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series or class of stock and the right to have more than one vote per share;

     (viii) whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

     (ix) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities or assets, and, if so, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the rate or rates or the price or prices of conversion or exchange; and

     (x)  any other relative rights, preferences and limitations.

          If any shares of Class A Preferred Stock shall be issued then, for purposes of clause (ii)(a) of subdivision
     (F) of Article FIFTH, such shares shall be deemed to have been authorized in connection with any prior authorization of shares of Class A Preferred Stock, notwithstanding any subsequent action by the Corporation's Board of Directors in connection with the issuance of such shares or the filing of any certificate required by law in connection with such issuance.

          FIFTH: The respective rights, preferences and limitations of the shares of Cumulative Preferred Stock are set forth in the following subdivisions designated (A) to
     (F) inclusive which are hereinafter referred to as subdivisions of this Article FIFTH.

          (Note: The words "preferential rights" whenever used in this Certificate with respect to the Cumulative Preferred Stock herein authorized or any preferred stock of any class or series hereafter authorized by any certificate filed pursuant to law, shall for the sake of brevity and convenience, mean and include the words "relative rights, preferences and limitations of the shares of each class" as used in the Business Corporation Law.)

          (A) The shares of Cumulative Preferred Stock shall be issuable from time to time in one or more series. The Board of Directors is hereby authorized to fix, from time to time before issuance, the preferential rights of the shares of each series of such Cumulative Preferred Stock, to the extent that such preferential rights are not herein expressly prescribed, determined and set forth. The preferential rights of shares of different series shall be identical, except that there may be variations, as hereinafter provided, in respect of the dividend rates, dates of payment of dividends and dates from which they are cumulative, redemption prices, sinking fund requirements and conversion and other rights. All shares of any one series will be alike in every particular and all shares of Cumulative Preferred Stock will rank equally. There shall be no discrimination as between different series of Cumulative Preferred Stock in the declaration and payment of dividends on the basis of the rates appertaining thereto; and if at any time there shall be outstanding Cumulative Preferred Stock of several series bearing different rates of dividends and dividends are to be declared on such stock at less than the full rates appertaining thereto, the shares of all such series shall share ratably in the payment of such dividends including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

          The Board of Directors is authorized to fix from time to time before issuance of each series of Cumulative Preferred Stock, but subject to the provisions of this Certificate covering all series of Cumulative Preferred Stock, the following: (a) the designation and number of shares of such series; (b) the dividend rate of such series;
     (c) the dates of payment of dividends on shares of such series and the dates from which they are cumulative; (d) the redemption price or prices for shares of such series; (e) the amount of the sinking fund or redemption or purchase fund or account, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application; and (f) whether or not the shares of such series shall be made convertible into shares of any other class or classes or of any other series of the same class of stock of the Corporation, and if made so convertible the conversion price or prices and the provisions, if any, for the adjustment thereof and any other relative, participating, optional or other special rights (including rights to purchase stock or obligations of the Corporation) and powers and qualifications, limitations or restrictions thereof of shares of such series.

          (B) Dividends. The holders of the Cumulative Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment thereof, fixed yearly preferred dividends at the annual rate appertaining to such series, and no more, payable in lawful money of the United States of America quarterly on the first days of January, April, July and October in each year, or on such other dates as may be determined by the Board of Directors, before any dividends shall be paid upon or set apart for any junior stock (which term as used herein shall mean Common Stock, Class A Preferred Stock and any other class of stock of the Corporation which shall rank junior to the Cumulative Preferred Stock). Dividends on the Cumulative Preferred Stock shall be cumulative, so that if dividends on all outstanding shares of Cumulative Preferred Stock at the respective annual dividend rates appertaining thereto shall not have been paid for all past quarterly dividend periods, and the full dividends thereon at such rates for the current quarterly dividend period shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at such rates, but without interest thereon, before any dividend shall be paid upon any junior stock.

          After the payment or declaration and setting apart for payment, for or in any calendar year, of the current quarterly dividend upon all the Cumulative Preferred Stock then outstanding, together with all accumulations as herein provided, the Corporation may declare and pay, but only out of funds legally available for the payment thereof, dividends on any class of junior stock, in accordance with the rights of such junior stock and respective classes thereof, in such amounts and at such time or times as the Board of Directors may determine.

          (C) Liquidation. The Cumulative Preferred Stock shall be preferred as to both earnings and assets, and in the event of any voluntary liquidation, dissolution or winding up of the Corporation, or of any distribution of assets by way of return of capital to its stockholders (other than redemption of Cumulative Preferred Stock in accordance with the provisions hereinafter set forth), each holder of Cumulative Preferred Stock shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of any junior stock, to be paid, from the assets of the Corporation available for distribution among its stockholders, an amount equal to the redemption price or prices current at the date of such payment as hereinafter provided (plus an amount equivalent to accrued and unpaid dividends, whether or not earned) on the respective shares of Cumulative Preferred Stock held by him. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, or of any involuntary distribution of assets by way of return of capital to its stockholders, each holder of the Cumulative Preferred Stock shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of any junior stock, to be paid, out of the assets of the Corporation available for distribution among its stockholders, an amount equal to the par value of the respective shares of Cumulative Preferred Stock held by him, plus an amount equivalent to accrued and unpaid dividends, whether or not earned. If, in either of the foregoing events, there shall not be sufficient assets to make the full payment herein required, the outstanding shares of all series of Cumulative Preferred Stock shall share ratably in the distribution of assets in accordance with the sums which would be paid on such distribution if all sums payable were discharged in full. If the appropriate payment herein required shall have been made to the holders of the Cumulative Preferred Stock, the holders of the Cumulative Preferred Stock shall not be entitled to participate further in the distribution of the assets of the Corporation and after such payment and distribution to the holders of the Cumulative Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the junior stock according to their respective rights and preferences and pro rata in accordance with the number of shares respectively held by such holders.

          (D) (a) Redemption of Cumulative Preferred Stock. Subject to the provisions of subsection (i) of this subdivision (D), the Corporation, at the option of the Board of Directors, expressed in a resolution adopted by said Board, may redeem, at any time or times and from time to time, all or any part of the shares of Cumulative Preferred Stock or all or any part of any one or more series of such Cumulative Preferred Stock outstanding, by paying the par value thereof plus an amount in the case of each such share of Cumulative Preferred Stock to be redeemed computed at the annual dividend rate for the series in question from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of dividends theretofore or on such redemption date paid thereon, plus such premium, if any, as shall have been fixed in accordance with the provisions of subdivision (A) of this Article FIFTH prior to the issuance thereof. Notice of every such redemption shall be given by publication, published at least once in each of two (2) calendar weeks in a daily newspaper (which term shall mean and include a newspaper published in morning editions or evening editions or both, and whether or not it shall be published in Sunday editions or on holidays) printed in the English language and published and of general circulation in the Borough of Manhattan, the City and State of New York, the first publication to be at least thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption. At least thirty (30) days' and not more than sixty (60) days' previous notice of every such redemption shall also be mailed to the holders of record of the Cumulative Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of such Cumulative Preferred Stock so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which any shares of any series of the Cumulative Preferred Stock shall be redeemed from time to time. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then, notwithstanding that any certificate for the shares of such Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall from and after the date fixed for redemption no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares of Cumulative Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that the Corporation may, after giving the first notice by publication of any such redemption or upon furnishing the depositary hereinafter mentioned with irrevocable authority to publish such notice of redemption on behalf of the Corporation and prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of such Cumulative Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America, or of the State of New York, doing business in the City of Rochester, New York, or in the Borough of Manhattan, the City and State of New York, and having a capital, undivided profits and surplus aggregating at least $5,000,000, all funds necessary for such redemption, and upon such deposit all shares of such Cumulative Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of such Cumulative Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except (1) the right of the holders thereof to receive the amount payable upon the redemption thereof, but without interest, or (2) the right of the holders of any Cumulative Preferred Stock, which may be convertible into shares of stock of the Corporation of any class or classes, or other securities, to convert such Cumulative Preferred Stock called for redemption within the time or up to a date specified in the terms of such convertible stock or as may be stated in any certificate filed pursuant to law creating such convertible stock. If less than all the Cumulative Preferred Stock of any series shall be redeemed, the stock to be redeemed shall be selected by lot in such manner as the Board of Directors may determine, by a bank or trust company appointed for that purpose by said Board, which, unless otherwise directed by said Board, shall be the bank or trust company with which the funds necessary for such redemption are to be deposited.

               (i) Unless all dividends accrued to the dividend date next preceding such redemption date shall be paid on all Cumulative Preferred Stock then outstanding, the Corporation shall not have the right to redeem less than all of the Cumulative Preferred Stock outstanding at the time of giving the notice of such redemption.

               (b) Purchase of Cumulative Preferred Stock. In the event that at any time the Corporation shall be in default in the payment of dividends on the Cumulative Preferred Stock then so long as such default shall continue, the Corporation shall not purchase or otherwise acquire for a consideration any shares of the Cumulative Preferred Stock unless such purchase or acquisition shall be pursuant to tenders, called for on at least 20 days' previous notice by mail to the holders of record (at the time of mailing such notice) of the Cumulative Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. The shares of stock to be purchased, pursuant to such tenders, shall be purchased at the lowest prices specified in such tenders, not exceeding, however, the redemption prices then in effect or then current, and the notice shall specify the method (whether by lot, or otherwise) of determining the stock to be purchased in the event that stock shall be tendered at the same price, whether the lowest or other price.

          (E) Increase of Authorized Stock. The Corporation, subject to the provisions of subsection (ii) of subdivision
     (F) of this Article FIFTH, may from time to time increase the authorized amount of the Cumulative Preferred Stock and may also from time to time create other classes of preferred stock with different preferential rights.

          (F)  Voting Rights.  The holders of the Cumulative
     Preferred Stock shall not be entitled to any voting rights whatsoever, except as specifically required by statute or as hereinafter expressly provided.

               (i) Voting rights upon default in dividends. In the event that, at any time, or from time to time, four full quarterly dividends (whether consecutive or not) on the Cumulative Preferred Stock then outstanding, at the dividend rate appertaining thereto shall be in arrears, the holders of such Cumulative Preferred Stock shall have the right, voting separately as a class, to elect the smallest number of directors then necessary to constitute a majority of the full Board, and in such event the holders of stock of any other class or classes then entitled to vote for directors shall have the right, voting separately as a class, to elect only the remaining directors.

               If and whenever the right of the holders of Cumulative Preferred Stock to elect directors hereunder shall accrue, the terms of office of all persons who may be directors of the Corporation at such time shall terminate upon the election of their successors. Such election may be held at a special meeting of all stockholders of the Corporation which shall be convened at any time after the accrual of such right, upon notice similar to that provided in the Bylaws of the Corporation for calling the annual meeting of the stockholders, at the written request of the holders of record of at least 10% of the number of shares of Cumulative Preferred Stock then outstanding, for which purpose any holder of record of Cumulative Preferred Stock shall have access to the stock books of the Corporation. In the event of the failure of the Secretary or other proper officer of the Corporation to give such notice within 10 days after receipt of such request, then such meeting may be called on like notice given by the holders of at least 10% of the Cumulative Preferred Stock then outstanding. If for any reason such special meeting shall not be held prior to the next annual meeting, then notice of such annual meeting shall be given to the holders of the Cumulative Preferred Stock then outstanding in the manner provided in the Bylaws, and at such meeting the holders of Cumulative Preferred Stock and the holders of any other class or classes of stock then entitled to vote for directors shall elect the number of directors for which they are then respectively entitled to vote under the provisions hereof, unless previously thereto all such defaults in dividends shall have been made good. In the event that the holders of the Cumulative Preferred Stock then outstanding shall not exercise their right to elect directors at such annual meeting then the holders of the other class or classes of stock then entitled to vote for the election of directors shall have the right to elect at such meeting the entire membership of the Board of Directors, and such directors so elected shall constitute the entire Board of Directors until such time as part thereof shall be retired and replaced by directors elected, as herein provided, by the holders of Cumulative Preferred Stock then outstanding.

               To entitle the holders of Cumulative Preferred Stock to vote for the election of directors hereunder at any meeting, there shall be present at such meeting in person or by proxy the holders of not less than a majority of the shares of Cumulative Preferred Stock then outstanding, but the holders of less than a majority of such shares may adjourn such meeting for a period or periods not exceeding four weeks in the aggregate. In order to validate an election of directors by the holders of Cumulative Preferred Stock as herein provided, such election shall be by a vote of at least a plurality of the shares of Cumulative Preferred Stock then outstanding present at such meeting in person or by proxy.

               In the event that any meeting at which the holders of Cumulative Preferred Stock shall have the right to elect directors to replace directors theretofore elected by holders of any other class or classes of stock shall be attended by the holders of at least a majority of the Cumulative Preferred Stock then outstanding, but not by the holders of at least a majority of the other class or classes of stock then entitled to vote for directors, such holders of Cumulative Preferred Stock shall nevertheless be entitled to proceed with the election of directors in place of directors theretofore elected as hereinabove provided, such retiring directors (if and so far as the necessary vacancies shall not be provided by voluntary resignations) to be determined by lot from the Board of Directors theretofore elected as aforesaid, not including, however, directors then holding the office of Chairman of the Board of Directors or President of the Corporation, and the remaining directors (i.e., those not resigning or selected by lot as aforesaid) theretofore elected by the holders of the other class or classes of stock shall continue to hold office until their successors shall have been duly elected as herein provided.

               Whenever by reason of the resignation, death or removal of any director or directors or any increase in the number of directors, the number of directors in office who have been elected by the holders of stock voting as a class shall become less than the total number then subject to election by such class, the vacancy or vacancies so resulting may be filled by the affirmative vote of the directors, if any, at the time in office who were elected by the vote of such class, although less than a quorum, or by vote of such class at a special meeting thereof (if there are then no directors in office who were elected by the vote of such class) which shall be called at any time at the request of the holders of record of at least 10% of the outstanding shares of such class, for which purpose such holders shall have access to the stock books of the Corporation.

               If at any time the right of the holders of the Cumulative Preferred Stock to elect directors hereunder shall accrue as aforesaid, and the holders of such stock shall not exercise such right at any meeting (whether annual or otherwise) at which directors may be elected, such failure to exercise such right shall not be construed as a waiver thereof, but the holders of such stock may, so long as the default in dividends aforesaid shall exist, exercise the right given them hereunder in the manner aforesaid at any annual meeting or at any special meeting called as hereinabove provided or at any adjournment of either thereof.

               The right of the holders of Cumulative Preferred Stock to elect directors, as hereinabove provided, shall continue until all accrued dividends on the Cumulative Preferred Stock at the full dividend rates thereto appertaining shall have been paid, or declared and set apart for payment, at which time such right shall cease.

               If and whenever the right of the holders of Cumulative Preferred Stock to elect directors as hereinabove provided shall terminate, then the terms of office of all persons who may be directors of the Corporation at such time shall terminate upon the election of their successors. Such election may be held at a special meeting of the holders of the class or classes of stock then entitled to vote for directors, which meeting may be convened at any time after the termination of such right, upon notice similar to that provided in the Bylaws of the Corporation for the annual meeting of stockholders, at the written request of the holders of record of at least 10% of such stock then outstanding. In the event of the failure of the Secretary or other proper officer of the Corporation to give such notice within 10 days after receipt of such request, such meeting may be called on like notice by the holders of record of at least 10% of such stock, for which purpose any holder of record of such stock shall have access to the stock books of the Corporation. If for any reason such special meeting be not held prior to the next annual meeting, then at such meeting the holders of the class or classes of stock then outstanding and entitled to vote for the election of directors shall elect all of the members of the Board.

               (ii) Authorization or Issue of Additional Preferred Stock. The Corporation may from time to time increase the authorized amount of Cumulative Preferred Stock and may also from time to time create other classes of preferred stock with different preferential rights but only in accordance with the provisions hereinafter set forth, so long as any shares of Cumulative Preferred Stock shall be outstanding.

                    (a) Authorization. The authorized amount of Cumulative Preferred Stock shall not be increased beyond the 850,000 shares authorized by this Certificate, and no class of stock having preferential rights which are equal to those of the Cumulative Preferred Stock, and no obligations or shares of stock of any class convertible into or evidencing the right to purchase any class of stock having such preferential rights shall be authorized by any certificate hereafter filed pursuant to law, except upon the affirmative vote of the holders of record of at least a majority of the shares of Cumulative Preferred Stock then outstanding voting separately as a class. No class of stock having any preferential rights which are in any way superior to those of the Cumulative Preferred Stock and no obligations or shares of stock of any class convertible into or evidencing the right to purchase any class of stock having such superior preferential rights, shall be authorized except upon the affirmative vote of the holders of record of at least two-thirds of the then outstanding shares of Cumulative Preferred Stock voting separately as a class.

                    (b)  Issue.  No shares of Cumulative
               Preferred Stock authorized by this Certificate in excess of the number of shares of the first series thereof, nor any shares of stock or obligations authorized pursuant to any of the provisions of the preceding subparagraph (a), shall be issued except upon compliance with the earnings requirements hereinafter set forth, unless such compliance shall have been waived by the affirmative vote of the holders of record of at least a majority of the shares of Cumulative Preferred Stock then outstanding voting separately as a class. In the event that any vote of the holders of Cumulative Preferred Stock shall be required to authorize any waiver under this subparagraph (b), such vote shall be taken at a meeting of the holders of the Cumulative Preferred Stock only, upon notice as hereinafter required.

                    (c)  Earnings Requirements.  The earnings
               requirements herein referred to are as follows, to wit the gross earnings of the Corporation for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the issue of stock or obligations referred to in subparagraphs (a) and (b) above shall have been at least equal to one and one-half (1 1/2) times the sum of the annual interest requirements on all funded indebtedness and other borrowings of the Corporation to be outstanding on the date of the proposed issue and the annual dividend requirements on the Cumulative Preferred Stock then outstanding and on any other class of stock then outstanding having preferential rights equal or superior to those of the Cumulative Preferred Stock and the annual dividend requirements on the stock to be issued. "Gross earnings" for any period for the purposes of this subparagraph (c) shall be computed by adding to the net income (determined as hereinafter provided) of the Corporation for said period the amount deducted for interest on all funded indebtedness and other borrowings of the Corporation in determining such net income. "Net income" for any period for the purposes of this subparagraph (c) shall be determined in accordance with accepted accounting principles, not inconsistent, however, with the requirements of public regulatory authorities having jurisdiction in the premises, and in determining such net income for any period, there shall be deducted, in addition to other items of expense, the amount charged to income for said period on the books of the Corporation for taxes and provision for depreciation. The Board of Directors may make adjustments by way of increase or decrease in such net income to give effect to changes therein resulting from acquisition of properties or any redemption, acquisition, purchase, sale or exchange of stock or obligations by the Corporation, whether prior to the issue of any stock or obligations then to be issued, or in connection with such issue. In computing net income for the purposes of this subparagraph (c), adjustments shall be made so as to eliminate profits or losses from the sale or other disposition of capital assets and from appreciation or depreciation in value of capital assets and increases or decreases in book value resulting from reappraisal (if any) at higher or lower figures.

               (iii)     Alteration of Terms of Cumulative
          Preferred Stock, etc. The Corporation shall not, except when authorized by the vote of the holders of record of at least two-thirds of the then outstanding shares of Cumulative Preferred Stock voting separately as a class (1) alter or abolish any preferential right of any outstanding shares of such stock affecting the holders of such shares adversely, or (2) create, alter or abolish any provisions or right in respect of the redemption of any outstanding shares of such stock affecting the holders of such shares adversely, or (3) abolish any voting right of the holders of shares of such stock or limit their voting rights, except as the same may be limited by the voting rights given to new shares of any class authorized by any certificate filed pursuant to law. Such vote, however, shall not affect the right of any holder of shares of Cumulative Preferred Stock not voting in favor of the authorization of any of the foregoing transactions (designated (1), (2) and (3)) to have such shares appraised and paid for as contemplated by the provisions of any then applicable provisions of the statutes of the State of New York.

          SIXTH: The designation of each series of Cumulative Preferred Stock of the Corporation, and a statement of the variations in the relative rights, preferences and limitations as between series to the extent not set forth in Article FIFTH of this Certificate, as fixed by the Board of Directors of the Corporation before issuance of each such series, are as follows:

               (a) An initial series of Sixty Thousand (60,000) shares of the Cumulative Preferred Stock of the Corporation, which shares are designated "Cumulative
          Preferred Stock, 5% Series" (herein called the "initial series").

               The rate of dividends payable upon the initial series shall be 5% of the par value thereof per annum, payable quarterly on the first days of January, April, July and October in each year.

               The Corporation may redeem all or any part of the initial series at any time or times and from time to time, on the terms and conditions with respect thereto set forth in subdivision (D) of Article FIFTH of this Certificate, by paying, in the case of each such share to be redeemed, the par value thereof plus an amount computed at the annual dividend rate of 5% of said par value from the date from which said dividends on such share became cumulative to the date fixed for redemption, less the aggregate of such dividends theretofore or on such redemption date paid thereon, plus a premium of $1 per share.

               (b) A second series of Forty Thousand (40,000) shares of the Cumulative Preferred Stock of the Corporation, which shares are designated "Cumulative Preferred Stock, Second 5% Series" (herein called the "second series").

               The rate of dividends payable upon the second series shall be 5% of the par value thereof per annum, payable quarterly on the first days of January, April, July and October in each year.

               The Corporation may redeem all or any part of the second series at any time or times and from time to time, on the terms and conditions with respect thereto set forth in subdivision (D) of Article FIFTH of this Certificate, by paying, in the case of each such share to be redeemed, the par value thereof plus an amount computed at the annual dividend rate of 5% of said par value from the date from which said dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of such dividends theretofore or on such redemption date paid thereon, plus a premium of $2 per share if the redemption date shall be prior to July 1, 1971 and of $1 per share if the redemption date shall be on or subsequent to July 1, 1971.

               (c) A third series of Fifty Thousand (50,000) shares of the Cumulative Preferred Stock of the Corporation, which shares are designated "Cumulative Preferred Stock, 5.65% Series" (herein called the "third series").

               The rate of dividends payable upon the third series shall be 5.65% of the par value thereof per annum, payable quarterly on the first days of January, April, July and October in each year.
               The Corporation may redeem all or any part of the third series at any time or times and from time to time, on the terms and conditions with respect thereto set forth in subdivision (D) of Article FIFTH of this Certificate, by paying, in the case of each such share to be redeemed, the par value thereof plus an amount computed at the annual dividend rate of 5.65% of said par value from the date from which said dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of such dividends theretofore or on such redemption date paid thereon, plus a premium of $7 per share if the redemption date shall be on or prior to October 1, 1971; of $5 per share if the redemption date shall be subsequent to October 1, 1971 but on or prior to October 1, 1976; of $3 per share if the redemption date shall be subsequent to October 1, 1976 but on or prior to October 1, 1981; and of $1 per share if the redemption date shall be subsequent to October 1, 1981.

               (d) A fourth series of Fifty Thousand (50,000) shares of the Cumulative Preferred Stock of the Corporation, which shares are designated "Cumulative Preferred Stock, 4.60% Series" (herein called the "fourth series").

               The rate of dividends payable upon the fourth series shall be 4.60% of the par value thereof per annum, payable quarterly on the first days of January, April, July and October in each year.

               The Corporation may redeem all or any part of the fourth series at any time or times and from time to time, on the terms and conditions with respect thereto set forth in subdivision (D) of Article FIFTH of this Certificate, by paying, in the case of each such share to be redeemed, the par value thereof plus an amount computed at the annual dividend rate of 4.60% of said par value from the date from which said dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of such dividends theretofore or on such redemption date paid thereon, plus a premium of $5.00 per share if the redemption date shall be on or prior to September 30, 1968; of $3.50 per share if the redemption date shall be subsequent to September 30, 1968 but on or prior to September 30, 1973; of $2.50 per share if the redemption date shall be subsequent to September 30, 1973 but on or prior to September 30, 1978; and of $1.00 per share if the redemption date shall be subsequent to September 30, 1978; provided, however, that, prior to October 1, 1968, shares of the fourth series shall not be redeemed, directly or indirectly, by the application of borrowed funds or the proceeds of the issue of any stock ranking prior to or on a parity with the fourth series if such borrowed funds have an interest cost, or such shares have a dividend cost, to the Corporation of less than 4.60% per annum.

               (e) A fifth series of fifteen thousand (15,000) shares of the Cumulative Preferred Stock of the Corporation, which shares are designated "Convertible Preferred Stock 5% Series" (herein called the "fifth series").

               The rate of dividends payable upon the fifth series shall be 5% of the par value thereof per annum payable quarterly on the first days of January, April, July and October in each year.

               The Corporation may redeem all or any part of the fifth series at any time or times and from time to time, on or after April 1, 1979, on the terms and conditions with respect thereto set forth in subdivision E of Paragraph Third of this certificate, by paying, in the case of each share to be redeemed, the par value thereof plus an amount computed at the annual dividend rate of 5% of said par value from the date from which said dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of such dividends theretofore or on such redemption date paid thereon, plus a premium of $5 per share if the redemption date shall be on or prior to April 1, 1981; of $3 per share if the redemption date shall be subsequent to April 1, 1982, but on or prior to April 1, 1983; of $1 per share if the redemption date shall be subsequent to April 1, 1983, but on or prior to April 1, 1984; and no premium if the redemption date shall be subsequent to April 1, 1984.

               The conversion rights of shares of the fifth series shall be as follows:

               (i) Shares of the fifth series may at any time after the date of issue, at the option of the holder, be converted into Common Stock of the Corporation (as such shares may be constituted on the conversion date) at the rate of four (4) shares of Common Stock for each share of the fifth series, subject to adjustment as provided herein; provided that, as to any shares of the fifth series which shall have been called for redemption, the conversion right shall terminate at the close of business on the business day prior to the date fixed for redemption unless default shall be made in the payment of the redemption price plus accrued and unpaid dividends.

                   (ii) The holder of a share or shares of the fifth series may exercise the conversion rights as to any thereof by delivering to the Corporation during regular business hours, or at the office of any transfer agent of the Corporation for the fifth series, if any, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in paragraph (e)(iv) below. The person in whose name the certificates for Common
               Stock are to be issued shall be deemed to have become a holder of Common Stock of record at the close of business on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of Common Stock of record at the opening of business on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date.

                  (iii) No payment or adjustment shall be made for dividends accrued on any shares of the fifth series converted or for dividends on any shares of Common Stock issuable on conversion, but until all dividends accrued and unpaid on the fifth series up to the quarterly dividend payment date next preceding the conversion date shall have been paid to the holder of the shares of the fifth series converted or to his assigns, or declared and set apart for such payment, in full, no dividend shall be paid or set apart for payment or declared on the Common Stock or on any other class of stock of the Corporation ranking as to dividends subordinate to the fifth series and no payment shall be made with respect to any purchase or acquisition of, or to any sinking fund with respect to, any class of stock of the Corporation ranking as to dividends or distribution of assets on a parity with or subordinate to the fifth series.

                   (iv) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of the fifth series. If more than one share of the fifth series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of the fifth series so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefore in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last sale price, regular way, of the Corporation's Common Stock on the New York Stock Exchange on the last trading day before the conversion date, or, if there is no reported sale on that day, the average of the closing bid and asked quotations, regular way, on that Exchange on that day or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchanges, the average of the closing bid and asked prices in the over-the-counter market on that date as furnished by any securities broker or dealer selected from time to time by the Corporation for that purpose.

               (v) The issuance of Common Stock on conversion of the fifth series shall be without charge to the converting holder of the fifth series for any fee, expense or tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of the fifth series converted, and the Corporation shall not, in any such case, be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such fee, expense or tax or shall have established to the satisfaction of the Corporation that such fee, expense or tax has been paid.

                   (vi)  The conversion rate provided in paragraph
               (e)(i) shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

                         (A)  In case the Corporation shall
                    declare a dividend on its Common Stock in shares of its capital stock, subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of its capital stock, the conversion rate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any of the fifth series surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which he would have owned or have been entitled to receive had the fifth series been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                         (B)  In case the Corporation shall fix a
                    record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on such record date, the number of shares of Common Stock into which each share of the fifth series shall be convertible after such record date shall be determined by multiplying the number of shares of Common Stock into which such share of the fifth series was convertible immediately prior to such record date by a fraction, of which the numerator shall be the sum of the total number of shares of Common Stock outstanding immediately prior to such record date and the number of additional shares of Common Stock to be offered for subscription or purchase, and of which the denominator shall be the sum of the total number of shares of Common Stock outstanding immediately prior to such record date and the number of shares of Common Stock which the aggregate offering price (without deduction for expenses or commissions of any kind) of the total number of shares so to be offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed.

                         (C)  In case the Corporation shall fix a
                    record date for the making of a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in, or distributions of, its capital stock, or cash paid out of earned surplus) or subscription rights or warrants (excluding those referred to in subparagraph (vi)(B)), then in each such case the number of shares of Common Stock into which each share of the fifth series shall be convertible after such record date shall be determined by multiplying the number of shares of Common Stock into which such share of the fifth series was convertible immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Price on such record date, and of which the denominator shall be the Current Market Price on such record date less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive, and described in a certificate of an officer of the Corporation filed in the Corporation's records) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed.

                         (D)  For the purpose of any computation
                    under subparagraphs (vi)(B) and (vi)(C)
                    above, the "Current Market Price" on any record date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive business days commencing 45 business days before such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on that date as furnished by any securities broker or dealer selected from time to time by the Corporation for that purpose. The closing price determined as stated above is herein called the "closing price".

                         (E)  No adjustment in the conversion
                    rate shall be required unless such adjustment would require an increase or decrease in such rate of at least one-twentieth of a share; provided, however, that any adjustments which by reason of this subparagraph (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (e)(vi) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                         (F)  In the event that at any time, as a
                    result of an adjustment made pursuant to subparagraph (vi)(A) above, the holder of any of the fifth series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, thereafter the number of such other shares so receivable upon conversion of any of the fifth series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this paragraph (e)(vi).

                         No adjustment of the conversion rate
                    provided in subparagraph (e)(i) shall be made by reason of the issuance of Common Stock for cash except as provided in subparagraph
                    (e)(vi)(B), or by reason of the issuance of Common Stock for property or services; provided, that no such issuance of Common Stock for cash, property, or services shall be made unless the Board of Directors shall first have made a determination that consideration to be received with respect to any such issuance of Common Stock is fair and reasonable under the particular circumstances. Whenever the conversion rate is adjusted pursuant to this paragraph
                    (e)(vi), advice of such adjusted conversion rate shall be sent to the holders of the fifth series at or about the time of the next dividend payment on such fifth series.

                  (vii) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in an reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation or by the successor or purchasing corporation so that the holder of each share of the fifth series then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common
               Stock of the Corporation into which such share of the fifth series might have been converted immediately prior thereto, and that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in paragraph (e)(vi) above. The provisions of this paragraph (e)(vii) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                 (viii) Shares of Common Stock issued on conversion of shares of the fifth series shall be issued as fully paid shares and shall be non-assessable by the Corporation. The Corporation shall at all times reserve and keep available, free from preemptive rights for the purpose of effecting the conversion of the fifth series, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of the fifth series.

                   (ix) Shares of the fifth series converted as provided herein shall be cancelled, shall no longer be deemed outstanding, and shall revert to the status of authorized, unissued Preferred Stock of the Corporation, and the Board of Directors shall have authority to issue such Preferred Stock with such relative rights, preferences and privileges as it may fix and as if such stock had not been issued as a part of the initial series of the Preferred Stock.

     (8)  To effect the change in subparagraph 3(d) above, a new
Article SEVENTH is hereby added to read in its entirety as follows:

          SEVENTH: (A) Notwithstanding any other provision of this Certificate, outstanding shares of Common Stock held by Disqualified Holders (as hereinafter defined in subdivision
     (ii) of Paragraph (B) of this Article SEVENTH) shall always be subject to redemption by the Corporation to the extent necessary, in the judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries (as hereinafter defined in subdivision (v) of Paragraph (B) of this Article SEVENTH) to conduct any portion of the business of the Corporation or any of its Subsidiaries, which license or franchise is conditioned upon some or all of the holders of the stock of the Corporation possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows, subject in any case to any additional or different rights of a particular Disqualified Holder or of the Corporation pursuant to any contract or agreement between such Disqualified Holder and the Corporation:

                    (i) the redemption price of the shares to be redeemed pursuant to this Article SEVENTH shall be equal to the Current Market Value (as hereinafter defined in subdivision (i) of Paragraph (B) of this Article SEVENTH) of such shares; provided that such redemption price as to any Disqualified Holder who purchased such shares after November 18, 1994, and within one year of the Redemption Date (as hereinafter defined in subdivision (iii) of paragraph (B) of this Article SEVENTH) shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Disqualified Holder for such shares;

               (ii)      the redemption price of such shares may
          be paid in cash, Redemption Securities (as hereinafter defined in subdivision (iv) of Paragraph (B) of this Article SEVENTH) or any combination thereof;

               (iii) if less than all of the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable;

               (iv) at least ten days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

               (v)  on the Redemption Date, unless the
          Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Disqualified Holders in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Disqualified Holders shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares so redeemed; and

               (vi)      such other terms and conditions as the
          Board of Directors shall determine.

          (B)  For purposes of this Article SEVENTH:

               (i) "Current Market Value" of a share of Common Stock shall mean the average of the daily closing prices for such a share for the 20 consecutive trading days commencing on the 22nd trading day prior to the date on which notice of redemption shall be given pursuant to subdivision (iv) of paragraph (A) of this Article SEVENTH (or, if such notice shall have been waived, the date that is ten days prior to the Redemption Date). The closing price for each day shall be the closing price on the New York Stock Exchange Composite Tape, or, if the Common Stock is not quoted on such Composite Tape, on the New York Stock Exchange, Inc., or if such stock is not listed on such exchange, on the principal United States registered securities exchange on which such stock is listed, or if such stock is not listed on any such exchange, the average of the closing bid and asked prices as reported by the electronic inter-dealer quotation system operated by NASDAQ, Inc. or a similar source selected from time to time by the Corporation for the purpose, or if no such prices or quotations are available, the fair market value on the applicable day as determined by the Board of Directors in good faith.

               (ii) "Disqualified Holder" shall mean any holder of shares of Common Stock of the Corporation whose continued holding of such stock, either individually or taken together with the holding of shares of stock of the Corporation by any other holder or holders of shares of stock of the Corporation, may result, in the judgment of the board of directors, in the loss of, or the failure to secure the renewal or reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries to conduct any portion of the business of the Corporation or any of its Subsidiaries.

               (iii)     "Redemption Date" shall mean the date
          fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Article SEVENTH.

                (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to subdivision (iv) of paragraph (A) of this Article SEVENTH (or, if such notice shall have been waived, the date that is ten days prior to the Redemption Date), at least equal to the price required to be paid pursuant to subdivision
          (i) of paragraph (A) of this Article SEVENTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

               (v) "Subsidiary" shall mean any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Corporation.


     (9) This Amendment to the Certificate of Incorporation of Rochester Telephone Corporation was authorized, pursuant to section 803(a) of the Business Corporation Law, by a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held, followed by the affirmative votes of the holders of the requisite percentage of the outstanding shares of Common Stock of the Corporation, cast in person or by proxy, at the Special Meeting of Shareowners held on December 19, 1994, and, in addition, with respect to the authorization of a new class of preferred stock, by the affirmative votes of the holders of the requisite percentage of the outstanding shares of the Cumulative Preferred Stock, cast in person or by proxy, at a Special Meeting of Cumulative Preferred Shareowners held on December 19, 1994. The aforementioned Special Meetings were held upon notice, pursuant to Section 605 of the Business Corporation Law, to every shareholder of record entitled to vote thereon, and neither the Restated Certificate of Incorporation, as amended, nor any other Certificate filed pursuant to law require a larger proportion of votes.

        IN WITNESS WHEREOF, this Certificate has been subscribed this 20th day of December, 1994 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

/s/ John K. Purcell                /s/ Josephine S. Trubek
____________________________       __________________________
John K. Purcell                    Josephine S. Trubek
Corporate Vice President           Corporate Secretary